 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-268045
PROSPECTUS
DIGITAL BRANDS GROUP, INC.
COMMON STOCK, $0.0001 PAR VALUE
677,419 SHARES
This prospectus relates to the resale, from time to time, of up to 677,419 shares of our common stock, par value $0.0001 per share (“Common Stock”), by the selling stockholder named herein. On September 29, 2022, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Bocm4-DSTLD-Senior Debt, LLC (Black Oak Capital) (the “Selling Stockholder”). Pursuant to the Purchase Agreement, we authorized a new series of convertible preferred stock designated as Series A Convertible Preferred Stock (“Series A Preferred Stock”) which is convertible into shares of Common Stock, and issued 6,300 shares of Series A Preferred Stock (the “Preferred Shares”) in consideration of the Selling Stockholder’s cancellation of certain promissory notes issued by the Company in favor of the Selling Stockholder.
In connection with the Purchase Agreement, the Company entered into a registration rights agreement with the Seller Stockholder pursuant to which the Company is required to register the resale of the shares of Common Stock issuable upon conversion of the Preferred Shares.
We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of shares by any Selling Stockholder. The Selling Stockholder may sell its shares of Common Stock described in this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Stockholder may resell its shares of our Common Stock in the section titled “Plan of Distribution” beginning on page 7. We will pay the expenses incurred in registering the shares, including legal and accounting fees.
Our Common Stock and Class A Warrants trade on the NasdaqCM (“NasdaqCM”) under the symbols “DBGI” and “DBGIW,” respectively. On October 21, 2022, the last reported sale price of our Common Stock was $0.0975 per share and Class A Warrants was $0.048 per share. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our Common Stock and Class A Warrants.
On October 21, 2022, we filed a Certificate of Amendment to our Certificate ofIncorporation, as amended, to effect the reverse stock split effective as of November 3, 2022. All share and pershare information in this prospectus (other than in the historical financial statements incorporated herein byreference) has been adjusted to reflect the reverse stock split.
Investing in our securities involves risks. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 3 of this prospectus under the caption “Risk Factors.”
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is November 8, 2022.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. This prospectus, together with the documents incorporated by reference into this prospectus, includes all material information relating to the offering of securities under this prospectus. You should carefully read this prospectus, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find More Information” before making an investment decision.
We and the Selling Stockholder have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. We and the Selling Stockholder take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
Unless the context otherwise requires, references to “we,” “our,” “us,” or the “Company” in this prospectus mean Digital Brands Group, Inc., together with its subsidiaries.

ii

PROSPECTUS SUMMARY
The following is a summary of what we believe to be the most important aspects of our business and a general description of the securities that may be offered for resale or other disposition by the Selling Stockholder. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in our most recent annual and quarterly filings with the SEC, as well as other information in this prospectus and the documents incorporated by reference herein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities. On October [24], 2022, we filed a Certificate of Amendment to our Certificate of Incorporation, as amended, to effect the reverse stock split effective as of November 3, 2022. All share and per share information in this prospectus (other than in the historical financial statements included herein beginning on page F-1) has been adjusted to reflect the reverse stock split.
Overview
Digital Brands Group is a curated collection of lifestyle brands, including Bailey 44, DSTLD, Harper and Jones, Stateside and ACE Studios, that offers a variety of apparel products through direct-to-consumer and wholesale distribution. Our complementary brand portfolio provides us with the unique opportunity to cross merchandise our brands. We aim for our customers to wear our brands head to toe and to capture what we call “closet share” by gaining insight into their preferences to create targeted and personalized content specific to their cohort. Operating our brands under one portfolio provides us with the ability to better utilize our technological, human capital and operational capabilities across all brands. As a result, we have been able to realize operational efficiencies and continue to identify additional cost saving opportunities to scale our brands and overall portfolio.
Our portfolio currently consists of four significant brands that leverage our three channels: our websites, wholesale and our own stores.
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Bailey 44 combines beautiful, luxe fabrics and on-trend designs to create sophisticated ready-to-wear capsules for women on-the-go. Designing for real life, this brand focuses on feeling and comfort rather than how it looks on a runway. Bailey 44 is primarily a wholesale brand, which we are transitioning to a digital, direct-to-consumer brand.

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DSTLD offers stylish high-quality garments without the luxury retail markup valuing customer experience over labels. DSTLD is primarily a digital direct-to-consumer brand, to which we recently added select wholesale retailers to generate brand awareness.

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Harper & Jones was built with the goal of inspiring men to dress with intention. It offers hand-crafted custom fit suits for those looking for a premium experience. Harper & Jones is primarily a direct-to-consumer brand using its own showrooms.

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Stateside is an elevated, America first brand with all knitting, dyeing, cutting and sewing sourced and manufactured locally in Los Angeles. The collection is influenced by the evolution of the classic t-shirt offering a simple yet elegant look. Stateside is primarily a wholesale brand that we will be transitioning to a digital, direct-to-consumer brand.

We believe that successful apparel brands sell in all revenue channels. However, each channel offers different margin structures and requires different customer acquisition and retention strategies. We were founded as a digital-first retailer that has strategically expanded into select wholesale and direct retail channels. We strive to strategically create omnichannel strategies for each of our brands that blend physical and online channels to engage consumers in the channel of their choosing. Our products are sold direct-to-consumers principally through our websites and our own showrooms, but also through our wholesale channel, primarily in specialty stores and select department stores. With the continued expansion of our wholesale distribution, we believe developing an omnichannel solution further strengthens our ability to efficiently acquire and retain customers while also driving high customer lifetime value.
We believe that by leveraging a physical footprint to acquire customers and increase brand awareness, we can use digital marketing to focus on retention and a very tight, disciplined high value new customer acquisition strategy, especially targeting potential customers lower in the sales funnel. Building a direct relationship with the customer as the customer transacts directly with us allows us to better understand our customer’s preferences and shopping habits. Our substantial experience as a company originally founded as a digitally native-first retailer gives us the ability to strategically review and analyze the customer’s data, including contact information, browsing and shopping cart data, purchase history and style preferences. This in turn has the effect of lowering our inventory risk and cash needs since we can order and replenish product based on the data from our online sales history, replenish specific inventory by size, color and SKU based on real times sales data, and control our mark-down and promotional strategies versus being told what mark downs and promotions we have to offer by the department stores and boutique retailers.
Company Information
We were incorporated in Delaware in January 2013 under the name Denim.LA, Inc, and changed our name to Digital Brands Group, Inc. in December 2020. Our corporate offices are located at 1400 Lavaca Street, Austin, TX 78701. Our telephone number is (209) 651-0172. Our website is www.digitalbrandsgroup.co. None of the information on our website or any other website identified herein is part of this prospectus or the registration statement of which it forms a part.

RISK FACTORS
Investing in our securities involves significant risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in, or incorporated into, the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference herein or therein. Each of the referenced risks and uncertainties could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, including the documents we incorporate by reference into it, contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the SEC. Such statements include, without limitation, statements regarding our expectations, hopes or intentions regarding the future. Statements that are not historical fact are forward- looking statements. These forward-looking statements can often be identified by their use of words such as “expect,” “believe,” “anticipate,” “outlook,” “could,” “target,” “project,” “intend,” “plan,” “seek,” “estimate,” “should,” “will,” “may” and “assume,” as well as variations of such words and similar expressions referring to the future. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws.
The forward-looking statements contained in or incorporated by reference into this prospectus are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve certain risks and uncertainties, many of which are beyond our control. If any of those risks and uncertainties materialize, actual results could differ materially from those discussed in any such forward-looking statement. Among the factors that could cause actual results to differ materially from those discussed in forward-looking statements are those discussed under the heading “Risk Factors” below, those discussed under the heading “Risk Factors” and in other sections of our Annual Report on Form 10-K for the year ended December 31, 2021, as well as in our other reports filed from time to time with the SEC that are incorporated by reference into this prospectus. See “Available Information” and “Incorporation of Certain Information by Reference” for information about how to obtain copies of those documents.
All readers are cautioned that the forward-looking statements contained in this prospectus and in the documents incorporated by reference into this prospectus are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or that the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements. All forward-looking statements in this prospectus and the documents incorporated by reference into it are made only as of the date of the document in which they are contained, based on information available to us as of the date of that document, and we caution you not to place undue reliance on forward-looking statements in light of the risks and uncertainties associated with them. Except as required by law, we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS
The Selling Stockholder will receive all of the proceeds from the sale of shares of Common Stock under this prospectus. We will not receive any proceeds from these sales. The Selling Stockholder will pay any underwriting discounts and agent’s commissions and expenses it incurs for brokerage, accounting, tax or legal services or any other expenses they incur in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus. These may include, without limitation, all registration and filing fees, SEC filing fees and expenses of compliance with state securities or “blue sky” laws.

SELLING STOCKHOLDER
On September 29, 2022, the Company and the Selling Stockholder executed a Securities Purchase Agreement (the “Purchase Agreement”) whereby the Company issued 6,300 shares (the “Preferred Shares”) of Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”) to the Selling Stockholder at $1,000 per share. The Series A Preferred Stock is convertible into a number of shares of the Company’s Common Stock, par value $0.0001 per share (the “Common Stock), equal to $1,000 divided by the official closing price of the Common Stock on The Nasdaq Capital Market (the “Nasdaq”) on September 29, 2022. The Preferred Shares were issued in consideration for the cancellation of certain promissory notes issued by the Company to the Selling Stockholder pursuant to a Loan Agreement with the Selling Stockholder dated March 10, 2017, and as amended on February 28, 2019 (together with the other loan documents contemplated by the Loan Agreement, the “Loan Documents”).
On September 29, 2022, the Company filed a certificate of designation (the “Certificate of Designation”) with the Secretary of State of the State of Delaware, effective as of the time of filing, designating the rights, preferences, privileges and restrictions of the Series A Preferred Stock pursuant to the Purchase Agreement. On October 4, 2022, the Company filed a Certificate of Correction (the “Correction”) to correct the terms of the voting rights under the Series A Preferred Stock, effective as of the time of filing. The Correction has no effect on the terms of the Purchase Agreement.
In connection with the Purchase Agreement, the Company entered into a Registration Rights Agreement with the Selling Stockholder, dated September 29, 2022 (the “RRA”). The RRA provides that the Company shall use its commercially reasonable efforts within thirty (30) days after September 29, 2022 to prepare and file with the Securities Exchange Commission a Registration Statement covering the resale of 100% of the Common Stock issuable upon conversion of the Preferred Shares for an offering to be made on a continuous basis pursuant to Rule 415.
This prospectus relates to the offer, resale or other disposition of up to 677,419 shares of our Common Stock issuable to the Selling Stockholder upon conversion of the Preferred Shares. We are registering the shares of Common Stock in order to permit the Selling Stockholder to offer the shares for resale from time to time. None of the persons named in the table has held any position or office or had any other material relationship with us or our affiliates during the three years prior to the date of this prospectus.
The table below lists the Selling Stockholder and other information regarding their beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder) of shares of our Common Stock. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof, or has the right to acquire such powers within 60 days. The second column lists the number of shares of Common Stock beneficially owned by the Selling Stockholders as of October 24, 2022. The fourth column lists the shares of Common Stock being offered by the Selling Stockholder pursuant to this prospectus.
In accordance with the terms of the Purchase Agreement, this prospectus covers the offer, resale or other disposition of the shares of Common Stock issuable to the Selling Stockholder upon conversion of the Preferred Shares issued to the Selling Stockholder pursuant to the transactions contemplated by the Purchase Agreement. Percentage ownership is based on 574,491 shares of Common Stock outstanding as of October 24, 2022.
Because the Selling Stockholder may dispose of all, none or some portion of its securities, no estimate can be given as to the number of securities that will be beneficially owned by the Selling Stockholder upon termination of this offering. See “Plan of Distribution.” For purposes of the table below, however, we have assumed that after termination of this offering none of the securities covered by this prospectus will be beneficially owned by the Selling Stockholder and further assumed that the Selling Stockholder will not acquire beneficial ownership of any additional securities during the offering. In addition, the Selling Stockholder may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our securities in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the table is presented. This information is based upon our review of public filings, our stockholder and option holder registers and information furnished by the Selling Stockholder.

	Shares Beneficially Owned Prior to the Offering(1)		Maximum Number of Shares Offered by This Prospectus	Shares Beneficially Owned Subsequent to the Offering(1)(2)
Name and Address of Selling Stockholder	Shares	Percent(3)		Shares	Percent
Black Oak Capital 111 South Main Street, Suite 2025 Salt Lake City, UT 84111	677,419	54.1%	677,419	0	0%

*
Less than one percent.

(1)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

(2)
Assumes for the Selling Stockholder the sale of all shares offered hereby and that the Selling Stockholder does not acquire beneficial ownership of any additional shares.

(3)
Based on 574,491 shares of common stock outstanding as of October 24, 2022 and gives effect to the total number of shares of common stock beneficially owned by the Selling Stockholder assuming full conversion of the shares of common stock registered hereunder. Assumes that no shares of Series A Preferred Stock are sold prior to conversion and an initial conversion rate of the Series A Preferred Stock equal to $9.31.

PLAN OF DISTRIBUTION
We are registering the shares of Common Stock issuable to the Selling Stockholder upon conversion of the Preferred Shares issued to the Selling Stockholders in the Purchase Agreement, in order to permit the Selling Stockholder to offer the shares for resale from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Stockholder of the shares of Common Stock. We will bear all fees and expenses incident to our obligation to register the shares of Common Stock.
The Selling Stockholder and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal The Nasdaq Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholder may use any one or more of the following methods when selling securities.
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ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

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an exchange distribution in accordance with the rules of the applicable exchange;

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privately negotiated transactions;

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settlement of short sales;

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in transactions through broker-dealers that agree with the Selling Stockholder to sell a specified number of such securities at a stipulated price per security;

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through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

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a combination of any such methods of sale; or

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any other method permitted pursuant to applicable law.

The Selling Stockholder may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus. Broker-dealers engaged by the Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.
In connection with the sale of the securities or interests therein, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholder may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The Selling Stockholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.
We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholder without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the shares of Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the shares of Common Stock by the Selling Stockholder or any other person. We will make copies of this prospectus available to the Selling Stockholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

CERTAIN PROVISIONS OF DELAWARE LAW AND OF
THE COMPANY’S CERTIFICATE OF INCORPORATION AND BYLAWS
Anti-Takeover Provisions and Choice of Forum
Certain provisions of Delaware law and our sixth amended and restated certificate of incorporation and bylaws could make the following more difficult:
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the acquisition of us by means of a tender offer;

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acquisition of control of us by means of a proxy contest or otherwise; and

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the removal of our incumbent officers and directors.

These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and are designed to encourage persons seeking to acquire control of us to negotiate with our board of directors. We believe that the benefits of increased protection against an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging such proposals. Among other things, negotiation of such proposals could result in an improvement of their terms.
Delaware Anti-Takeover Law.   We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business acquisition” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless the “business acquisition” or the transaction in which the person became an interested stockholder is approved by our board of directors in a prescribed manner. Generally, a “business acquisition” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own, 15% or more of a corporation’s voting stock. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.
Stockholder Meetings.   Under our bylaws, only the board of directors, the chairman of the board, the chief executive officer and the president, and stockholders holding an aggregate of 25% of our shares of our common stock may call special meetings of stockholders.
No Cumulative Voting.   Our sixth amended and restated certificate of incorporation and bylaws do not provide for cumulative voting in the election of directors.
Action by Written Consent of Stockholders Prohibited.   Our sixth amended and restated certificate of incorporation does not allow stockholders to act by written consent in lieu of a meeting, unless approved in advance by our board of directors.
Undesignated Preferred Stock.   The authorization of undesignated preferred stock makes it possible for the board of directors without stockholder approval to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to obtain control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of us.
Amendment of Provisions in the Sixth Amended and Restated Certificate of Incorporation.   The Sixth amended and restated certificate of incorporation will generally require the affirmative vote of the holders of at least 66 2∕3% of the outstanding voting stock in order to amend any provisions of the sixth amended and restated certificate of incorporation concerning, among other things:
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the required vote to amend certain provisions of the sixth amended and restated certificate of incorporation;

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the reservation of the board of director’s right to amend the amended and restated bylaws, with all rights granted to stockholders being subject to this reservation;

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management of the business by the board of directors;

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number of directors and structure of the board of directors;

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removal and appointment of directors;

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director nominations by stockholders;

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prohibition of action by written consent of stockholders;

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personal liability of directors to us and our stockholders; and

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indemnification of our directors, officers, employees and agents.

Choice of Forum.   Our sixth amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for the following types of actions or proceedings under Delaware statutory or common law:
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any derivative action or proceeding brought on our behalf;

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any action asserting a breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders;

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any action asserting a claim against us or our directors, officers or other employees arising under the Delaware General Corporation Law, our sixth amended and restated certificate of incorporation or our bylaws;

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any action or proceeding to interpret, apply, enforce or determine the validity of our sixth amended and restated certificate of incorporation or our bylaws;

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any action or proceeding as to which the Delaware General Corporation Law confers jurisdiction to the Court of Chancery of the State of Delaware; or

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any action asserting a claim against us or our directors, officers or other employees that is governed by the “internal affairs doctrine” as that term is defined in Section 115 of the Delaware General Corporation Law, in all cases to the fullest extent permitted by law and subject to the court’s having personal jurisdiction over the indispensable parties named as defendants.

Our sixth amended and restated certificate of incorporation further provides that unless the Company consents in writing to the selection of an alternative forum, the U.S. federal district courts have exclusive jurisdiction of the resolution of any complaint asserting a cause of action arising under the Securities Act. The enforceability of similar exclusive federal forum provisions in other companies’ organizational documents has been challenged in legal proceedings, and while the Delaware Supreme Court has ruled that this type of exclusive federal forum provision is facially valid under Delaware law, there is uncertainty as to whether other courts would enforce such provisions and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. This exclusive forum provision does not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.
Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and to have consented to this exclusive forum provision of our sixth amended and restated certificate of incorporation. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims. Alternatively, if a court were to find this choice of forum provision in our sixth amended and restated certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions. Additional costs associated with resolving an action in other jurisdictions could materially adversely affect our business, financial condition and results of operations
Limitations on Directors’ Liability and Indemnification
Our sixth amended and restated certificate of incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages for breach of their fiduciary duties as directors, except liability for any of the following:

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any breach of their duty of loyalty to the corporation or its stockholders;

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acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

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payments of dividends or approval of stock repurchases or redemptions that are prohibited by Delaware law; or

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any transaction from which the director derived an improper personal benefit.

This limitation of liability does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.
Our sixth amended and restated certificate of incorporation provides that we shall indemnify our directors, officers, employees and other agents to the fullest extent permitted by law, and our amended and restated bylaws provide that we shall indemnify our directors and officers, and may indemnify our employees and other agents, to the fullest extent permitted by law. We believe that indemnification under our bylaws covers at least negligence and gross negligence on the part of indemnified parties. Our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether Delaware law would permit indemnification.
We have entered into agreements to indemnify our directors and executive officers, in addition to the indemnification provided for in our sixth amended and restated certificate of incorporation and bylaws. These agreements, among other things, provide for indemnification of our directors and officers for expenses, judgments, fines, penalties and settlement amounts incurred by any such person in any action or proceeding arising out of such person’s services as a director or officer or at our request.
We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers. There is no pending litigation or proceeding involving any of our directors, officers, employees or agents. We are not aware of any pending or threatened litigation or proceeding that might result in a claim for indemnification by a director, officer, employee or agent.

LEGAL MATTERS
The validity of the securities offered hereby has been passed upon for us by Manatt, Phelps & Phillips, LLP, Costa Mesa, California.
EXPERTS
The financial statements as of and for the years ended December 31, 2021 and 2020 of Digital Brands Group, Inc. (formerly Denim.LA, Inc.) and the financial statements as of and for the years ended December 31, 2020 and 2019 of Harper & Jones, LLC, and the financial statements of Sunnyside LLC, dba Sundry as of December 31, 2021 and for the year then ended, in this prospectus have been so included in reliance on the report of dbbmckennon, an independent registered public accounting firm, appearing elsewhere herein, given on the authority of said firm as experts in auditing and accounting.
The financial statements of Mosbest, LLC, dba Stateside as of December 31, 2020, and for the year then ended, have been incorporated by reference herein in reliance on the report of Armanino LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The financial statements of Sunnyside, LLC, dba Sundry as of December 31, 2020, and for the year then ended, have been incorporated by reference herein in reliance on the report of Armanino LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We are a public company and file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov, and on our website at https://www.digitalbrandsgroup.co/. The information contained on our website is not included or incorporated by reference into this prospectus. In addition, our Common Stock and Class A Warrants are listed for trading on The Nasdaq Capital Market under the symbols “DBGI” and “DBGIW,” respectively.
This prospectus is only part of a Registration Statement on Form S-3 that we have filed with the SEC under the Securities Act, and therefore omits certain information contained in the Registration Statement. We have also filed exhibits and schedules with the Registration Statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may obtain a copy from the SEC’s website or our website.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC’s rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.
We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):
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Our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 31, 2022 (File No. 001-40400);

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Our Quarterly Report on Form 10-Q for the period ended March 31, 2022, filed with the SEC on May 16, 2022 (File No. 001-40400);

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Our Quarterly Report on Form 10-Q for the period ended June 30, 2022, filed with the SEC on August 15, 2022 (File No. 001-40400);

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Our Current Reports on Form 8-K filed with the SEC on January 20, 2022, January 24, 2022, April 12, 2022, May 10, 2022, June 6, 2022, June 23, 2022, July 27, 2022, July 27, 2022, August 2, 2022, August 2, 2022, August 12, 2022, August 31, 2022, September 23, 2022, October 5, 2022, October 18, 2022 and October 26, 2022 (in each case, excluding Items 2.02 and 7.01 on Form 8-K and Item 9.01 related thereto); and

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The description of our securities contained in our Registration Statement on Form 8-A filed on May 11, 2021 (File No. 001-40400), pursuant to Section 12(b) of the Exchange Act, and any amendment or report filed with the SEC for purposes of updating such description.

Additionally, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after (i) the date of the initial registration statement and prior to effectiveness of the registration statement, and (ii) the date of this prospectus and before the termination or completion of this offering, shall be deemed to be incorporated by reference into this prospectus from the respective dates of filing of such documents, except that we do not incorporate any document or portion of a document that is “furnished” to the SEC, but not deemed “filed.” Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus.
We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request a copy of those filings at no cost by writing or telephoning our company at the following address and telephone number:
Digital Brands Group, Inc.
Attention: Chief Financial Officer
1400 Lavaca Street
Austin, TX 78701
(209) 651-0172